                                STATE OF DELAWARE

                            CERTIFICATE OF OWNERSHIP

                                     MERGING

                               MAJESCO SALES INC.
                           (a New Jersey corporation)

                                  WITH AND INTO

                              MAJESCO HOLDINGS INC.

        (Pursuant to Section 253 of the Delaware General Corporation Law)

         MAJESCO HOLDINGS INC., a Delaware corporation (the "Corporation")
incorporated on the 8th day of May 1998, under the name SMD Group, Inc. and pursuant to the provisions of the General Corporation Law of the State of
Delaware;

         DOES HEREBY CERTIFY THAT the Corporation owns all of the capital stock of Majesco Sales Inc., a New Jersey corporation incorporated on the 16th day of
June 1986, pursuant to the provisions of the Business Corporation Act of the
State of New Jersey ("Majesco Sales Inc."), and that the Corporation, by a resolution of its Board of Directors duly adopted on March 31, 2005, by unanimous written consent in lieu of a meeting, determined to and did merge into itself said Majesco Sales Inc., which resolution is in the following words to wit:

         WHEREAS, the Corporation lawfully owns all of the outstanding stock of
Majesco Sales Inc., a corporation organized and existing under the laws of the
State of New Jersey; and

         WHEREAS, the Corporation desires to merge into itself the said Majesco
Sales Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said Majesco Sales Inc.; and it is hereby

         RESOLVED, that the Corporation merge into itself said Majesco Sales
Inc. and assumes all of the liabilities and obligations of Majesco Sales Inc.

         RESOLVED, that the Corporation's name shall be changed to Majesco
Entertainment Company upon the filing of this Certificate of Ownership.

         RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed on behalf of the Corporation to make and execute a Certificate of Ownership setting forth a copy of the resolution to merge said Majesco Sales Inc. and assume the liabilities and obligations of
Majesco Sales Inc., and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Ownership as of the 4th day of April 2005.

                                 MAJESCO HOLDINGS INC.

                                 By: /s/ Lester Greenman
                                     -------------------
                                 Name: Lester Greenman
                                 Title: Secretary